Eventbrite Reports Third Quarter 2025 Financial Results
Delivers Net Revenue of $71.7 million, consistent with Outlook
Reports Net Income of $6.4 Million, up $10.1 million from Prior Year
Achieves Adjusted EBITDA Margin of 11.7%, Exceeding Guidance
Narrows Net Revenue Guidance and Raises Adjusted EBITDA Margin Outlook for Fiscal Year 2025

11/6/2025
SAN FRANCISCO -- (BUSINESS WIRE) -- Eventbrite (NYSE: EB), a global marketplace for shared experiences, reported its financial results for the third quarter ended September 30, 2025. The Company’s Third Quarter Investor Presentation can be found on Eventbrite’s Investor Relations website at https://investor.eventbrite.com.
“Our third quarter results reflect our strengthened foundation and the progress we are achieving to set the stage for a promising year to come,” said Julia Hartz, Co-Founder, Chief Executive Officer, and Executive Chair. “In the year ahead, we will empower creators, engage consumers, and unlock new opportunities through key initiatives designed to capture the large opportunity ahead and drive value for our shareholders. The work we’ve done this year positions us to scale our strengths and return to growth with a clear roadmap for 2026 that will drive both expansion and efficiency.”
“We once again achieved our revenue outlook and significantly outperformed our margin guidance in the third quarter,” said Anand Gandhi, Chief Financial Officer. “We continued to execute effectively while maintaining financial discipline. We delivered meaningful improvement in paid ticket, paid event, and paid creator trends, as well as further structural reductions in operating expenses. Our progress this year positions us well for top-line growth and margin expansion in 2026.”

Third Quarter 2025 Highlights
●Net revenue of $71.7 million, declined 8% year-over-year as anticipated, driven in part by the elimination of organizer fees, and was in the middle of the Company’s quarterly outlook range.
●Eventbrite Ads continued to grow rapidly, up 38% year-over-year.
●Net income of $6.4 million compared to net loss of $3.8 million in the same period last year, reflecting $12.6 million in lower operating expenses and a gain of $5.8 million on partial extinguishment of 2026 convertible notes recognized in the third quarter of 2025.
●Adjusted EBITDA of $8.4 million and Adjusted EBITDA margin of 11.7% exceeded the Company’s outlook range.1
●Paid ticket volume of 19.1 million, declined 3% year-over-year, improving 400 basis points from the quarter ended June 30, 2025 and representing the Company’s fourth consecutive quarter of improvement in year-over-year trends.
●Paid creators of 162,000, declined less than 1% year-over-year, improving 400 basis points from the quarter ended June 30, 2025 and representing the Company’s fourth consecutive quarter of improvement in year-over-year trends.

1 For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin" included at the end of this release.

The summary of GAAP and non-GAAP consolidated financial results is in the table below (in thousands, except percentages, unaudited):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Paid tickets	19,071	19,736	(3) %	58,341	62,195	(6) %
Gross ticket sales	$ 748,318	$ 795,367	(6) %	$ 2,278,190	$ 2,489,364	(8) %
Net revenue	$ 71,743	$ 77,801	(8) %	$ 218,334	$ 248,604	(12) %
Gross profit	$ 48,714	$ 53,258	(9) %	$ 147,248	$ 174,418	(16) %
Gross profit margin	68%	68%		67%	70%
Net income (loss)	$ 6,369	$ (3,768)	*	$ (2,349)	$ (7,195)	(67) %
Net income (loss) margin	9%	(5) %		(1) %	(3) %
Adjusted EBITDA (non-GAAP)	$ 8,416	$ 5,337	58%	$ 19,420	$ 28,586	(32) %
Adjusted EBITDA margin (non-GAAP)	12%	7%		9%	11%
* Not meaningful

Business Outlook
For the fourth quarter 2025, the Company expects net revenue in the range of $71.5 million to $74.5 million and an Adjusted EBITDA margin of approximately 8% to 9%, excluding non-routine items.
For fiscal year 2025, the Company updated its revenue outlook range to $290 million to $293 million. As a result of the Company’s significant reductions in operating expenses, it raised its full-year Adjusted EBITDA margin outlook to approximately 8% to 9%, excluding non-routine items.
The Company has not provided an outlook for GAAP net loss or GAAP net loss margin or reconciliations of expected Adjusted EBITDA to GAAP net loss or expected Adjusted EBITDA margin to GAAP net loss margin because GAAP net loss and GAAP net loss margin on a forward-looking basis are not available without unreasonable efforts due to the potential variability and complexity of the items that are excluded from Adjusted EBITDA and Adjusted EBITDA margin, such as stock-based compensation expense, foreign exchange rate gains and losses, and other non-recurring expenses.
Earnings Webcast Information
Event: Eventbrite Third Quarter 2025 Earnings Conference Call
Date: Thursday, November 6, 2025
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investor.eventbrite.com
An archived webcast of the conference call will be accessible on Eventbrite’s Investor Relations page, https://investor.eventbrite.com.
About Eventbrite
Eventbrite is a global events marketplace that serves event creators and event-goers in nearly 180 countries. Since its inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz, and Renaud Visage, with a vision to build a self-service platform that empowers anyone to host and discover live experiences. In 2024, Eventbrite distributed over 83 million paid tickets to over 4.7 million events, helping people find new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer, with special designations that include a coveted spot on Fast Company’s prestigious “The World’s 50 Most Innovative Companies” and “Brands That Matter” lists, the Great Place to Work® Award in the U.S., and Inc.'s “Best-Led Companies” honor. Learn more at www.eventbrite.com.
Eventbrite Investor Relations
investors@eventbrite.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s ability to return to growth; the Company’s capital structure; and the Company’s expectations described under “Business Outlook” above. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, including the impact of the macroeconomic and geopolitical environment, including but not limited to, tariffs, expanded trade controls, taxes, conflicts around the world, inflation and changes in interest rates, and related shifts in consumer behavior and spending, and other factors more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this release, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.
Disclaimer Regarding Ticketing, Creator and Event Metrics
This press release includes certain measures related to our ticketing business, such as paid tickets and paid creators. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP.

Condensed Consolidated Balance Sheet
(in thousands, unaudited)
	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$402,769	$416,531
Funds receivable	17,922	37,629
Restricted cash	107,908	48,000
Short-term investments, at amortized cost	—	24,959
Accounts receivable, net	772	2,187
Creator signing fees, net	2,537	3,954
Creator advances, net	6,832	3,380
Prepaid expenses and other current assets	13,585	15,856
Total current assets	552,325	552,496
Creator signing fees, net, noncurrent	4,555	3,575
Property and equipment, net	9,489	12,640
Operating lease right-of-use assets	529	823
Goodwill	174,388	174,388
Acquired intangible assets, net	—	5,014
Other assets	3,300	3,365
Total assets	$744,586	$752,301
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, creators	$338,985	$300,174
Accounts payable, trade	778	1,407
Chargebacks and refunds reserve	10,319	10,315
Accrued compensation and benefits	10,375	4,825
Accrued taxes	4,269	5,932
Current portion of long-term debt	119,618	29,781
Operating lease liabilities	964	2,071
Other accrued liabilities	9,771	11,868
Total current liabilities	495,079	366,373
Accrued taxes, noncurrent	5,042	4,278
Operating lease liabilities, noncurrent	—	377
Long-term debt	55,243	210,938
Other liabilities	105	106
Total liabilities	555,469	582,072
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred stock	—	—
Common stock	1	1
Treasury stock, at cost	(50,286)	(50,159)
Additional paid-in capital	1,072,756	1,051,392
Accumulated deficit	(833,354)	(831,005)
Total stockholders’ equity	189,117	170,229
Total liabilities and stockholders’ equity	$744,586	$752,301

Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$71,743	$77,801	$218,334	$248,604
Cost of net revenue	23,029	24,543	71,086	74,186
Gross profit	48,714	53,258	147,248	174,418
Operating expenses
Product development	16,643	22,586	55,741	75,327
Sales, marketing and support	19,594	23,694	61,516	69,084
General and administrative	13,379	15,930	46,957	52,983
Total operating expenses	49,616	62,210	164,214	197,394
Loss from operations	(902)	(8,952)	(16,966)	(22,976)
Interest income	3,712	6,056	11,427	20,845
Interest expense	(1,618)	(2,084)	(3,792)	(7,690)
Gain (loss) on debt extinguishment	5,821	(315)	5,821	(315)
Other income (expense), net	(766)	1,735	2,652	4,207
Income (loss) before income taxes	6,247	(3,560)	(858)	(5,929)
Income tax (benefit) provision	(122)	208	1,491	1,266
Net income (loss)	$6,369	$(3,768)	$(2,349)	$(7,195)
Net income (loss) per share
Basic	$ 0.07	$ (0.04)	$ (0.02)	$ (0.08)
Diluted	$ 0.06	$ (0.04)	$ (0.02)	$ (0.08)
Weighted-average number of shares outstanding used to compute net income (loss) per share
Basic	96,943	96,498	95,954	95,571
Diluted	98,587	96,498	95,954	95,571

Condensed Consolidated Statements of Cash Flows
(in thousands, Unaudited)
	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(2,349)	$(7,195)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,627	11,189
Stock-based compensation expense	23,600	39,484
Amortization of debt discount and issuance costs	965	1,512
(Gain) loss on debt extinguishment	(5,821)	315
Unrealized gain on foreign currency exchange	(3,235)	(779)
Accretion on short-term investments	(41)	(3,112)
Non-cash operating lease expenses	468	463
Amortization of creator signing fees	1,680	777
Changes related to creator advances, creator signing fees, and allowance for credit losses	1,057	(2,434)
Provision for chargebacks and refunds	12,770	21,015
Gain on litigation settlement	—	(3,927)
Other	889	796
Changes in operating assets and liabilities
Accounts receivable	622	(1,731)
Funds receivable	20,512	18,686
Creator signing fees and creator advances	(4,959)	(6,327)
Prepaid expenses and other assets	2,336	2,767
Accounts payable, creators	31,767	49,853
Accounts payable	(629)	(675)
Chargebacks and refunds reserve	(12,784)	(20,461)
Accrued compensation and benefits	5,550	(12,016)
Accrued taxes	(1,894)	(4,315)
Operating lease liabilities	(1,658)	(1,561)
Other accrued liabilities	(1,923)	(1,468)
Net cash provided by operating activities	78,550	80,856
Cash flows from investing activities
Purchases of short-term investments	—	(136,808)
Maturities of short-term investments	25,000	269,001
Purchases of property and equipment	(65)	(585)
Capitalized internal-use software development costs	(2,895)	(6,964)
Net cash provided by investing activities	22,040	124,644
Cash flows from financing activities
Repayment of debt obligations	(118,853)	(120,450)
Proceeds from issuance of debt	60,000	—
Debt issuance costs	(2,529)	—
Repurchase of common stock	—	(39,296)
Taxes paid related to net share settlement of equity awards	(2,927)	(6,837)
Proceeds from issuance of common stock under ESPP	164	454
Net cash used in financing activities	(64,145)	(166,129)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9,701	2,386
Net increase in cash, cash equivalents and restricted cash	46,146	41,757
Cash, cash equivalents and restricted cash
Beginning of period	464,531	489,200
End of period	$510,677	$530,957

Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net income (loss)	$6,369	$(3,768)	$(2,349)	$(7,195)
Add:
Depreciation and amortization	3,370	3,946	11,627	11,189
Stock-based compensation	5,897	10,246	23,600	39,484
Interest income	(3,712)	(6,056)	(11,427)	(20,845)
Interest expense	1,618	2,084	3,792	7,690
Employer taxes related to employee equity transactions	51	97	422	889
(Gain) loss on debt extinguishment	(5,821)	315	(5,821)	315
Other (income) expense, net	766	(1,735)	(2,652)	(4,207)
Income tax (benefit) provision	(122)	208	1,491	1,266
Significant and non-recurring legal matters	—	—	737	—
Adjusted EBITDA	$8,416	$5,337	$19,420	$28,586

About Non-GAAP Financial Measures
We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to investors in understanding and evaluating results of operations and useful measures for period-to-period comparisons of the company's business performance as they are metrics used by management in assessing the health of the company’s business and operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this press release may not add due to rounding.

Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest income, interest expense, employer taxes related to employee equity transactions, (gain) loss on debt extinguishment, other (income) expense, net, income tax provision, and significant and non-recurring legal matters, net of insurance recoveries. Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
Effective with the second fiscal quarter of 2025, we revised our definition of Adjusted EBITDA to include certain significant and non-recurring legal matters, net of insurance recoveries, that we consider to be non-recurring and not reflective of our ongoing operations. This change better aligns Adjusted EBITDA with how management evaluates our core operating performance. This updated definition has been applied prospectively, beginning with the three months ended June 30, 2025. Prior period results have not been recast, as the change does not impact any previously reported amounts.
Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this release. Our presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and other GAAP results.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss, net loss margin, and other GAAP results.